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                                                                    Exhibit 23.1
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                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors and Stockholders
Corvis Corporation:

         We consent to incorporation by reference in the registration statement (No. 333-47104) on Form S-8 of Corvis Corporation of our reports dated January 29, 2002, except as to Note 14 which is as of February 25, 2002, relating to the consolidated balance sheets of Corvis Corporation as of December 30, 2000 and December 29, 2001, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended January 1, 2000, December 30, 2000 and December 29, 2001, and the related financial statement schedule, which reports appear in the December 29, 2001 annual report on Form 10-K of Corvis Corporation.

                                                        /s/ KPMG LLP


McLean, Virginia
March 19, 2002

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